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                           Exhibit 10.2

                      FRONTIER CORPORATION

              SUPPLEMENTAL RETIREMENT SAVINGS PLAN

                         Amendment No. 1


     Pursuant to Article Eight, the Plan is amended, effective

March 16, 1999, as follows:

     1.   Article One is amended by adding the following new

Section 1.2 immediately after current Section 1.1 and by

renumbering the remaining sections accordingly:

     1.2  "Change in Control" means any of the following:

          (a) The consummation of a consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which the shares of the Company's common, voting equity are to be converted into cash, securities or other property, other than any such merger or consolidation in which the shareholder's of the Company prior to such merger or consolidation own at least 65% of the voting equity of the successor entity following such merger or consolidation. For the purposes of this Agreement, a consolidation or merger with a corporation which was a wholly-owned direct or indirect subsidiary of the Company immediately before the consolidation or merger is not a Change in Control; or

          (b) The sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the Company's assets, other than a sale or exchange in which the acquiring party is an affiliate of the Company in which at least 65% of the shares are held (directly or indirectly) by the shareholders of the Company; or

          (c) The approval by the Company's shareholders of any plan or proposal for the liquidation or dissolution of the Company; or

          (d) Any person, as that term is used in Section 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities of the Company under an employee benefit plan of the Company, a direct or indirect wholly-owned subsidiary of the Company or any other company owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of the Company'' common, voting equity), is or becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of 30% or more of the Company's (or a successor's) then outstanding common, voting equity; or

          (e) During any period of two consecutive years, individuals who at the beginning of such period constitute the Board, including for this purpose any new director (other than a director designated by a person who has entered into an agreement with the Company to effect, or who has threatened to effect, a transaction described in this
     Section 11.2) whose election or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period or whose election or nomination for election was previously so approved (the "Incumbent Board"), cease for any reason to constitute a majority of the Board.

     2.   Section 8.1 is amended by deleting the current

provision in its entirety and substituting in its place the

following:

          Company's Authority. While it intends to maintain this Plan in conjunction with ERSP for as long as necessary to achieve its purposes, the Company reserves the right to amend or to terminate the Plan at any time for whatever reason it may deem appropriate prior to a Change in Control. Upon a Change in Control, this Plan may not be amended or terminated to the extent that any such amendment or termination would reduce the amount payable to a Participant hereunder or otherwise prejudice a Participant's rights or benefits under the Plan. No Plan amendment shall accelerate the payment of amounts previously deferred or provide for additional benefits other than in the event of a Change in Control.


     IN WITNESS WHEREOF, the Company has caused its duly

authorized officer to execute this amendment on its behalf this

30th day of June, 1999.


                              FRONTIER CORPORATION

                              By:  Josephine S. Trubek
                              Title:  Corporate Secretary